                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                    NQL Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                                    NQL INC.
                        4 HUTTON CENTRE DRIVE, SUITE 500
                           SANTA ANA, CALIFORNIA 92707

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Fellow Stockholder:

     The annual meeting of stockholders (the "Annual Meeting") of NQL Inc. (the "Company") will be held at Seven Hutton Centre, Santa Ana, California 92707 on Tuesday, June 19, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To approve an amendment to the Company's 1998 Stock Option and Awards Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 700,000 shares to an aggregate of 3,900,000 shares;

     3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 500,000 shares to an aggregate of 850,000 shares;

     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2001; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 4, 2001, as the Record Date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND AND TO VOTE AT THIS MEETING IN PERSON. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND. IN THE EVENT A STOCKHOLDER WHO HAS RETURNED A SIGNED PROXY CARD ELECTS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE STOCKHOLDER WILL BE ENTITLED TO VOTE.


                                             By Order of the Board of Directors,


                                             Robert O. Riiska, Secretary


Santa Ana, California
May 14, 2001

                                    NQL INC.
                        4 HUTTON CENTRE DRIVE, SUITE 500
                           SANTA ANA, CALIFORNIA 92707

                                 PROXY STATEMENT

     This proxy statement and the enclosed proxy card are being mailed on or about May 14, 2001, to stockholders of record on May 4, 2001, of NQL Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies for use at the 2001 Annual Meeting of Stockholders, and at any and all adjournments or postponements thereof (the "Annual Meeting"), notice of which appears on the preceding page.

     If a proxy card in the accompanying form is duly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained on it. If no contrary instructions are given, the shares represented by the proxy card will be voted FOR the Board's nominees for directors and FOR the other proposals described herein. A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivering to the Company an instrument revoking the proxy; (ii) by delivering to the Company a duly executed proxy bearing a later date; or (iii) if the stockholder executing the proxy is present at the Annual Meeting and votes in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy. If the proxy is not revoked, it will be voted by one or more of those persons named thereon.

                      OUTSTANDING SHARES WITH VOTING RIGHTS

     The Board has fixed the close of business on May 4, 2001, as the record date (the "Record Date") for the determination of the holders of common stock (the "Common Stock"), voting preferred stock (the "Voting Preferred Stock") and other classes of preferred stock entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were outstanding 14,391,103 shares of Common Stock, 2,500 shares of Class A1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,500 shares of Class A2 Cumulative, Redeemable and Exchangeable Preferred Stock, 7,000 shares of Class B1 Cumulative, Redeemable and Exchangeable Preferred Stock, 5,000 shares of Class C1 Cumulative, Redeemable and Exchangeable Preferred Stock, 2,118 shares of Class E Cumulative, Redeemable and Exchangeable Preferred Stock and one share of Voting Preferred Stock. Each share of outstanding Common Stock is entitled to one vote as to all proposals. Classes A1, A2, B1, C1 and E of Cumulative, Redeemable and Exchangeable Preferred Stock are entitled to one vote as a separate class on Proposals 2 and 3. Each share of Voting Preferred Stock is, as to all proposals, entitled to cast an aggregate number of votes equal to the number of votes that a holder of the shares of Common Stock issuable upon exercise of the then unexercised portion of associated Warrants held by such holder would be entitled to vote. As of the Record Date, the outstanding share of Voting Preferred Stock was entitled to 8,816,446 votes.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained.

     The holders of record of a majority of the votes entitled to be cast in each class is necessary to provide a quorum for the Annual Meeting. Abstentions and "broker non-votes" are counted for purposes of determining whether the quorum requirement is satisfied.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

GENERAL

     The Bylaws of the Company provide that the authorized number of directors of the Company shall be not less than five nor more than nine, with the exact number as determined by resolution of the Board of Directors. The Board of Directors has established the number of directors as six.

     On August 7, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with ING Equity Partners II, L.P., now known as Hampshire Equity Partners II, L.P. ("Hampshire"). As part of the transaction, the Company agreed to nominate for election to the Board of Directors a total of three individuals designated by Hampshire. There are no other arrangements or understandings between any director, director nominee or executive officer and any other person pursuant to which he has been or will be selected as a director or executive officer of the Company.

     The Board of Directors is divided into three classes. The initial Class I Directors are required to serve for a term expiring at the first annual meeting of stockholders of the Company following the effective date of the reincorporation; the initial Class II Directors are required to serve for a term expiring at the second annual meeting of stockholders following the effective date of the reincorporation; and the Class III Directors are required to serve for a term expiring at the third annual meeting of stockholders following the effective date of the reincorporation. The successors of the class of directors whose term expires at each annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. Clarke E. Reynolds and Sam Yau are the Class I Directors currently up for reelection. Sam Yau is a nominee of Hampshire. There are no family relationships between any director, director nominee or executive officer and any other director, director nominee or executive officer of the Company.

     The Board of Directors has nominated the below-listed Class I Directors, each to serve as a member of the Board until the 2004 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director's earlier resignation or removal. If the enclosed proxy card is duly executed and returned, it will be voted in favor of the below-nominated individuals, unless otherwise specified. Management has been informed that all nominees are willing to serve as directors, but if any of them should be unable to serve, or will not serve, as a director, the proxy holders will vote for the election of such other person or persons as they, in the exercise of their discretionary authority, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

                  INFORMATION CONCERNING NOMINEES FOR DIRECTOR

                                                                                   Director
                                                                                     Since
                                                                                   --------
CLARKE E. REYNOLDS, 80, served as Chairman of the Board of Directors of the          1989
     Company from 1991-1998, as Chief Executive Officer of the Company from
     January 1991 to August 1991, as President from November 1990 to May 1991, as Vice Chairman of the Board from October 1990 to May 1991, and as Chief
     Operating Officer of the Company from November 1990 to May 1991. Mr.
     Reynolds was previously employed by NCR Corporation for over 47 years, during which time he held a variety of sales and marketing and general management positions including Vice President Pacific Region, Managing
     Director and Chairman of the Board NCR United Kingdom, Vice President NCR
     Europe and Vice President Executive Office.

SAM YAU, 52, has served as a director of the Company since 1998. Mr. Yau was         1998
     Chief Executive Officer of National Education Corporation from May 1995 to
     May 1997. From 1993 through 1995 he was Chief Operating Officer of
     Advacare, a medical services company.

REQUIRED VOTE

     Only holders of Common Stock or Voting Preferred Stock are entitled to vote on Proposal 1. With respect to Proposal 1, directors are elected by a plurality of the affirmative votes cast. Abstentions and "broker non-votes" are not counted in determining the election of directors. If one or more stockholders gives notice at the Annual Meeting prior to the voting of their intention to cumulate their votes in the election of directors, all stockholders entitled to vote shall have the right to so cumulate their votes and to give one candidate, who has been nominated prior to voting, a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or to distribute such votes among two or more such candidates on the same principle in such proportions as each stockholder may determine. The enclosed form of proxy includes authority to cumulate votes, in the discretion of the proxies named thereon, and each of them, for the election of directors and thereby to distribute, in such proportion as the proxies see fit, the votes represented by the proxy card among the nominees named herein or any substitute person or persons nominated by the Board of Directors for election to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTORS TO THE BOARD.

     The two nominees receiving the highest number of affirmative votes attached to the Common Stock and Voting Preferred Stock, voting together as a single class, represented and voting on Proposal 1 at the Annual Meeting will be elected Class I directors of the Company to serve their respective terms, or until their successors have been elected and qualified.

     BOARD COMMITTEES

     The Company has Audit and Compensation Committees, as well as a Nominating Committee.

     The Audit Committee consists entirely of independent members and is currently composed of Messrs. Benjamin P. Giess, Rockell N. Hankin and
Ms. Tracey L. Rudd. Its functions include recommending to the Board of Directors the engagement and discharge of the independent auditors, reviewing the performance of the independent auditors, reviewing the independent auditors' fees and reviewing the adequacy of the Company's system of internal accounting controls. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities' Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is attached to this Proxy Statement as Appendix A

     The Compensation Committee is currently composed of Messrs. Benjamin P. Giess and Clarke E. Reynolds and Ms. Tracey L. Rudd. Its functions include making recommendations with respect to compensation of officers and employees of the Company, reviewing annually the compensation structure of the Company and administration of the Company's stock incentive award plan and the Company's incentive and non-qualified stock option plans.

     The Nominating Committee is currently composed of Messrs. Rockell N. Hankin and Clarke E. Reynolds and considers nominees for Director recommended by the stockholders. Stockholders may submit nominees for Directors to the Nominating Committee by giving written notice to the Company's Secretary not later than 90 days in advance of a meeting of the stockholders or, if later, the tenth day following the first public announcement of the date of the Annual Meeting. Each such notice must include the information required by Article II, Section 2.1(B) of the Company's Bylaws.

     MEETINGS OF BOARD AND COMMITTEES

     During 2000, there were eleven meetings of the Board of Directors of the Company, and the Board acted twice by unanimous written consent. During 2000, the Audit Committee met four times, the Compensation Committee met five times, and the Nominating Committee did not meet.

                                   PROPOSAL 2

    APPROVAL OF AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION AND AWARDS PLAN

GENERAL

     The Company's 1998 Stock Option and Award Plan (the "1998 Plan") was adopted by the Board of Directors in August 1998, and approved by the stockholders in October 1998. The 1998 Plan was further amended by the Board of Directors, and such amendment was approved by the stockholders, in August 2000. The 1998 Plan provides for the grants of (i) qualified incentive stock options ("ISOs") which meet the requirements of Section 422 of the Code; (ii) stock options not so qualified ("NQSOs"); (iii) deferred stock in which delivery of Common Stock occurs upon expiration of a deferral period; (iv) restricted stock, in which Common Stock is granted to participants subject to restrictions on transferability and other restrictions, which lapse over time; (v) performance shares, consisting of a right to receive Common Stock subject to restrictions based upon the attainment of specified performance criteria; and (vi) stock appreciation rights, whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company (as defined in the 1998 Plan) or upon other events (collectively, items (iii) through (vi) are referred to herein as "Awards"). Only 831,001 options (plus any shares that might in the future be returned as a result of cancellations or expiration of options) currently remain available for grant under the 1998 Plan, and only 1,750 options remain available under the Company's 1993 Employee Stock Option Plan.

     In April 2001, the Board determined that the number of shares available for grant as options was not sufficient to enable the Company to attract and retain management and other personnel necessary to effect the Company's service expansion plans or to incentivize existing and future personnel and maintain ownership percentages represented by options held by certain members of existing management so as to sufficiently align the interests of management with that of the stockholders.

     Consequently, the Board determined that it was in the interests of the Company and its stockholders to increase the number of shares authorized for issuance under the 1998 Plan from 3,200,000 to 3,900,000, an increase of 700,000 shares. At the April 16, 2001 Board meeting, the Board approved the amendment to the 1998 Plan, subject to stockholder approval. The stockholders are now being requested in this Proposal 2 to approve the amendment to the 1998 Plan.

     The essential features of the 1998 Plan are outlined below. Copies of the 1998 Plan are available upon request to the Secretary of the Company.

THE 1998 PLAN

     Purpose. The purpose of the 1998 Plan is (a) to advance the interests of the Company and its stockholders by improving the Company's ability to attract and retain highly qualified personnel and to provide an incentive to others whose job performance affects the Company, including Nonemployee Directors of the Company, (b) to align Nonemployee Directors' personal interests more closely with those of the stockholders of the Company, (c) to promote ownership by Nonemployee Directors of a greater proprietary interest in the Company, and to facilitate management of the Company's cashflow.

     Eligibility. The Administrator has the authority under the 1998 Plan, among other things, to (i) select the employees of the Company, any subsidiary, a parent corporation or the Manager who shall be eligible under the 1998 Plan;
(ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards;
(iii) determine the number of shares of Common Stock or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the 1998 Plan. ISOs may be granted to the officers and key employees of the Company and its subsidiaries. NQSOs and Awards may be granted to the directors, officers, key employees and agents and consultants of the Company and its subsidiaries.

     The 1998 Plan provides that in lieu of director fees, each Nonemployee Director will receive NQSO's for services subsequent to October 1, 1998. Each Nonemployee Director serving as of the date this Plan was approved by the stockholders was automatically granted on such date as compensation for his future services as a Director a Non-Qualified Stock Option (the "Initial Grant") to purchase the number of shares of Common Stock provided by the terms of the 1998 Plan, exercisable one third immediately, and additional one third on each of the first and second anniversaries of the grant (provided the Director continues to serve as a Director), and continuing to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in the 1998 Plan should he cease to be a Director. New Nonemployee Directors shall receive Initial Grants on the terms provided in the 1998 Plan upon their first election or appointment to the Board unless there are any changes in accounting requirements which would result in such grants having a material adverse impact on the Company's results of operations, in which case their Initial Grants shall be on the terms for Subsequent Grants as stated below.

     Under the 1998 Plan, each Nonemployee Director then serving will receive on the third anniversary of his or her Initial Grant and each anniversary thereafter ("Subsequent Grants") an automatic grant of an NQSO to purchase a number of shares calculated as follows: (i) $30,000 (the amount such Director would otherwise have been paid for his services during such period) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (ii) the product of (i) shall be divided by the Fair Market Value of a share of Common Stock on the date of grant, which quotient shall be the number of shares for which the Option is granted. The purchase price of each share under such Non-Qualified Stock Option shall equal the Fair Market Value of a share of Common Stock on the date of such grant. Each Subsequent Grant to Nonemployee Directors in lieu of compensation shall be exercisable immediately, and shall continue to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in the 1998 Plan should cease to be a Director.

     Administration of the 1998 Plan. The 1998 Plan is administered by the Board of Directors, or by a Committee appointed by the Board of Directors (the "Administrator").

     Shares Subject to the 1998 Plan. Without giving effect to this proposal, the 1998 Plan, as amended, provides that a total of 3,200,000 shares will be reserved and available for issuance under the 1998 Plan.

     There is no limit to the amount of Stock Options that may be granted to any individual. If an option granted under the 1998 Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Award under the 1998 Plan.

     Terms of Options. Options granted under the 1998 Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Each Award will be subject to the terms and restrictions of the Award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option may be purchased and, in the case of options, whether it is intended to be an ISO or a NQSO; provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then Fair Market Value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum term of ten (10) years (five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock).

     Under current law, ISOs may not be granted to any director of the Company who is not also an employee or to directors, officers and other employees of entities unrelated to the Company.

     Each option must terminate no more than ten (10) years from the date it is granted (or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in any part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The exercise price of any option granted under the 1998 Plan is payable in full in cash or its equivalent (including the withholding of shares) as determined by the Administrator. The Company may make loans available to option holders to exercise options evidenced by a promissory note executed by the optionholder and secured by a pledge of Common Stock with Fair Market Value at least equal to the principal of the promissory note unless otherwise determined by the Administrator.

     Adjustment Provisions. The 1998 Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. In the event of a corporate transaction or event which affects the Common Stock, such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the 1998 Plan, the Committee may then make an adjustment in the number and/or kind of securities issuable under the 1998 Plan in a manner that is proportionate to the change to the Common Stock and otherwise equitable in the number and kind of shares of Common Stock remaining available for issuance under the 1998 Plan.

     Amendment and Termination. The Board of Directors may from time to time revise or amend the 1998 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval increase the number of shares subject to the 1998 Plan or decrease the exercise price of a stock option to less than 100% of Fair Market Value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Award under the 1998 Plan, materially increase the benefits accruing to participation under the 1998 Plan or extend the maximum option term under the 1998 Plan.

     Tax Consequences. The following is a brief summary of the United States federal income tax consequences of transactions under the 1998 Plan based on federal securities tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of options grants and exercises, and the disposition of shares acquired upon such exercise, under the 1998 Plan.

     Options granted under the 1998 Plan may be either "incentive stock options", as defined in Section 422 of the Code, or nonstatutory stock options.

     If an option granted under the 1998 Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and generally incur no tax liability upon its exercise (provided certain employment requirements are met), although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee (and satisfaction of certain employment requirements), any gain will be treated as long-term capital gain under U.S. tax laws (measured by the proceeds of any sale over the amount paid for the shares). If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the Fair Market Value of the stock at the date of the option exercise or the sale price of the stock. The Company will generally be entitled to a deduction in the same amount as the ordinary income recognized by the optionee, provided that the compensation is an ordinary and necessary business expense and is reasonable and the deduction limitations of Section 162(m) do not apply. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Generally, the current tax rate on net capital gain (net long-term capital gain minus short-term capital loss) under current U.S. tax laws is capped at 20% for shares held more than one year. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will generally not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under U.S. tax laws the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then Fair Market Value of the shares over the exercise price. In certain circumstances, for example, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to employment tax and withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will generally be entitled to a deduction in the same amount as the ordinary income recognized by the optionee, provided that the compensation is an ordinary and necessary business expense and is reasonable and the deduction limitations of Section 162(m) do not apply. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

     The adoption of the Amendment to the 1998 Stock Option and Award Plan (Proposal 2) requires the affirmative votes of the holders of a majority of the shares represented and voting (holders of Common Stock and holders of Voting Preferred Stock voting together as a single class are entitled to vote on Proposal 2) and requires the separate approval of Classes A1, A2, B1, C1 and E voting as a single class. Abstentions have the effect of "no" votes, but "broker non-votes" are not counted in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION AND AWARD PLAN.

                                   PROPOSAL 3

       APPROVAL OF AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company's Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in June 1996 and by the stockholders in August 1996. The ESPP authorizes the issuance of 350,000 shares of the Company's Common Stock. The ESPP is intended to provide a means through which the Company can encourage and assist employees of the Company and its affiliates in acquiring a stock ownership interest in the Company in order to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such employees to exert maximum efforts for the success of the Company.

     In April 2001, the Board determined that the number of shares available for purchase under the ESPP was not sufficient to meet the Company's needs as a result of increased participation and further expected participation in the ESPP. Only 200,229 shares currently remain available for purchase under the ESPP.

     Consequently, the Board determined that it was in the interests of the Company and its stockholders to increase the number of shares authorized for issuance under the ESPP from 350,000 to 850,000, an increase of 500,000 shares. At the April 16, 2001 Board meeting, the Board approved the amendment to the ESPP, subject to stockholder approval. The stockholders are now being requested in this Proposal 3 to approve the amendment to the ESPP.

     The essential features of the ESPP are outlined below. Copies of the ESPP are available upon request to the Secretary of the Company.

THE ESPP

     Purpose. The purpose of the ESPP is to provide a means by which employees of the Company (and any parent or subsidiary of the Company, as defined under Section 424(e) or 424(f) of the Code), may be given an opportunity to purchase Common Stock of the Company through payroll deductions. The Company believes the ESPP assists it in retaining the services of its employees, securing and retaining the services of new employees, and in providing incentives for such persons to exert maximum efforts for the success of the Company.

     The ESPP is intended to be an Employee Stock Purchase Plan under Section 423 of the Code.

     Eligibility. Any person who is customarily employed more than twenty (20) hours per week and five (5) months per calendar year by the Company (or any eligible parent or subsidiary of the Company) is eligible to become a member in the ESPP on the first day of the semi-annual period following the employee's commencement of employment with the Company.

     Administration of the ESPP. The ESPP is administered by a committee of the Board of Directors appointed by the Board (the "Committee"). The Committee has the full power, discretion and authority to interpret and administer the ESPP and the rights granted under it.

     Shares Subject to the ESPP. The ESPP currently provides that a total of 350,000 shares will be reserved and available for issuance under the ESPP.

     Purchase Price. The purchase price per share at which shares are sold under the ESPP equals the lower of (a) eighty-five percent (85%) of the fair market value of a share of Common Stock on the first trading day of the Semi-Annual Period, or (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the last trading day of the Semi-Annual Period.

     Payroll Deductions. A participating employee may not change or begin payroll deductions under the ESPP during the course of a Semi-Annual Period. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with the general funds of the Company.

     Purchase of Stock. By executing an election to participate in the ESPP, the employee is entitled to purchase shares under such plan. On the last trading day of each Semi-Annual Period during the term of the ESPP, and provide the participant has not before that date advise the Company that he or she does not wish shares purchased for his or her account on that date, the Company shall apply the funds in the participant's account to the purchase of shares of Common Stock in units of one (1) full shares or multiples thereof. No fractional shares shall be purchase or issued. If the aggregate number of shares to be purchased at the end of any Semi-Annual Period would exceed the maximum aggregate number available under the Purchase Plan, the shares available shall be allocated among such participants in proportion to their contributions during the Semi-Annual Period.

     An employee may deliver an election not to have shares purchased for his or her account at any time prior to the last trading day of a Semi-Annual Period.

     Withdrawal. Any monies remaining in an employee's account by reason of his or her prior election not to purchase shares in a given Semi-Annual Period will be disbursed to the employee within thirty (30) days of the end of such Semi-Annual Period.

     Termination of Employment. An employee's participation in the ESPP will be terminated when the employee (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged, with or without cause, from the Company or its parent or subsidiary corporations, (c) dies, or (d) does not receive salary or other compensation from the Company or one of its parent or subsidiary corporations for twelve (12) consecutive months, unless due to illness, injury, or for other reasons approved by the Committee. Upon termination of participation, the employee is not entitled to rejoin the ESPP until the first day of the Semi-Annual Period immediately following the Semi-Annual Period in which the termination occurs.

     Restrictions on Transfer. Rights granted under the ESPP are not transferable and may be exercised only by the person to whom such rights are granted, except (a) to the extent that an employee is permitted to designate a beneficiary or beneficiaries as provided in the ESPP, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated and (c) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

     Duration, Amendment and Termination. The Committee or the Board may suspend or terminate the ESPP at any time. Unless earlier terminated by action of the Board or the Committee, the ESPP will remain in effect until such time as no shares of Common Stock remain available for issuance under the ESPP and the Company and employees have no further rights or obligations under the ESPP.

     The Board may amend the ESPP at any time. Any amendment of the ESPP must be approved by the stockholders within twelve (12) months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the ESPP (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements as to the class of employees eligible to participate in the ESPP, or (c) modify any other provision of the ESPP in a manner that would materially increase the benefits accruing to participants under the ESPP, if such approval is required in order to comply with the requirements of Section 423 of the Code.

     Federal Income Tax Information. Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two (2) years after the beginning of the offering period and at least one (1) year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of stock at the time of such disposition over the purchase price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one (1) year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

REQUIRED VOTE

     The adoption of the Amendment to the Employee Stock Purchase Plan (Proposal
3) requires the affirmative votes of the holders of a majority of the shares represented and voting (holders of Common Stock and holders of Voting Preferred Stock voting together as a single class are entitled to vote on Proposal 3) and requires the separate approval of Classes A1, A2, B1, C1 and E voting as a single class. Abstentions have the effect of "no" votes, but "broker non-votes" are not counted in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

     The Board of Directors of the Company has appointed Ernst & Young LLP ("Ernst & Young"), certified public accountants, as independent auditors of the Company for the year ending December 31, 2001.

     Arthur Young & Company, the predecessor to Ernst & Young, began serving the Company in 1981. Ernst & Young has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries, and has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     The Audit Committee considered whether Ernst & Young's provision of any professional services other than its audit of the Company's annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor's independence.

     Audit Fees. Ernst & Young billed the Company an aggregate of $148,000 for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

     Financial Information Systems Design and Implementation Fees. Ernst & Young did not bill the Company for any financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of the Regulation S-X, rendered during the most recent fiscal year.

     All Other Fees. Ernst & Young billed the Company an aggregate of $110,000 for professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation.

     The Company anticipates that a representative of Ernst & Young will be present at the Annual Meeting. Such representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

REQUIRED VOTE

     The approval of the auditors (Proposal 4) requires the vote of a majority of the shares represented and voting (only holders of Common Stock and holders of Voting Preferred Stock voting together as a single class are entitled to vote on Proposal 4); thus neither abstentions nor "broker non-votes" are counted in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table contains certain information as of April 17, 2001, as to each director, each individual included in the Summary Compensation Table, all officers and directors as a group and each person who, to the knowledge of the Company, was the beneficial owner of 5% or more of the outstanding voting securities. Persons named in the following table have sole voting and investment powers with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable, and other information contained in the footnotes to the table. Information with respect to beneficial ownership is based on the Company's records and data supplied to the Company by its stockholders.

                                                                        Amount and Nature of             Percent
  Title of Class                 Name of Beneficial Owner              Beneficial Ownership(1)           of Class
  --------------                 ------------------------              -----------------------           --------
Voting Preferred Stock       Hampshire Equity Partners II, L.P.                     1(2)                   100.0
Common Stock                 Hampshire Equity Partners II, L.P.            10,796,189(2)                    44.6
Common Stock                 John T. DeVito                                    89,213                         *
Common Stock                 Benjamin P. Giess                             10,879,489(2)(3)                 45.0
Common Stock                 Rockell N. Hankin                                225,214                        1.5
Common Stock                 Dennis E. Michael                                110,983                         *
Common Stock                 David Pallmann                                    17,500                         *
Common Stock                 Clarke E. Reynolds                               243,714                        1.7
Common Stock                 Robert O. Riiska                                  50,846                         *
Common Stock                 Tracey L. Rudd                                10,800,189(2)(3)                 44.6
Common Stock                 Douglas J. Tullio                                777,606                        5.2
Common Stock                 Sam Yau                                          130,909                         *
Common Stock                 All directors and officers as a group         12,525,474(4)                    46.5(5)
                             (10 persons)

 * Does not exceed 1% of the outstanding shares of the voting securities of the Company.

(1) Includes shares that could be acquired through the conversion of derivative securities within sixty (60) days.

(2) Hampshire Equity Partners II, L.P.'s (formerly known as ING Equity Partners II, L.P) ownership of one (1) share of Voting Preferred Stock entitles it to cast votes equivalent to the number of shares it has the right to acquire pursuant to outstanding warrants which as of May 4, 2001 is 8,816,446 shares of Common Stock. Additionally, Hampshire owns 2,500 shares of Class A1 Preferred Stock, 5,500 shares of Class A2 Preferred Stock, 7,000 shares of Class B1 Preferred Stock, 5,000 shares of Class C1 Preferred Stock, and 2,118 shares of Class E Preferred Stock. The address of Hampshire Equity Partners II, L.P. is 520 Madison Avenue, New York, New York 10022-4213.

(3) Mr. Giess and Ms. Rudd claim beneficial ownership of 83,400 and 4,000, respectively, of these shares. Mr. Giess and Ms. Rudd disclaim beneficial ownership of the remaining 10,796,189 of these shares which are held by Hampshire Equity Partners II, L.P. and described in footnote (2) as well as shares for which Mr. Giess has been granted options as a director. Mr. Giess and Ms. Rudd are prohibited from realizing any direct benefit from the option shares and hold the options shares for the benefit of Hampshire Equity Partners, II L.P. Mr. Giess and Ms. Rudd are executive officers of Lexington Equity Partners II, Inc., which is the general partner of Lexington Equity Partners II, L.P.; however, the Company has been advised that Mr. Giess and Ms. Rudd do not exercise sole or shared voting or dispositive power with respect to the share of Voting Preferred Stock, the Preferred Stock or the outstanding warrants held by Hampshire Equity Partners, II, L.P. described in footnote (2). The address for Mr. Giess and Ms. Rudd is 520 Madison Avenue, New York, New York 10022-4213.

(4) This amount includes the 10,796,189 shares beneficially owned by Hampshire Equity Partners II, L.P. of which Mr. Giess and Ms. Rudd disclaim beneficial ownership (see footnote (3)).

(5) This percentage includes the 10,796,189 shares beneficially owned by Hampshire Equity Partners II, L.P. of which Mr. Giess and Ms. Rudd disclaim beneficial ownership. This percentage would be 10.7 percent if those 10,796,189 shares were not included as shares beneficially owned by all directors and officers as a group.

MANAGEMENT COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth for each of the Company's executive officers earning in excess of $100,000 during the year ended December 31, 2000, compensation allocated or paid on or before June 17, 2001, for services in all capacities with the Company and its subsidiaries during the year ended December 31, 2000.

                                                                                      Long-Term
                                                                                       Awards
                                                    Annual Compensation             --------------
                                          ---------------------------------------    Securities
        Name and                                                   Other Annual       Underlying         All Other
   Principal Position           Year      Salary($)   Bonus($)    Compensation($)   Options/(#)(1)      Compensation
   ------------------           ----      ---------   --------    ---------------   --------------      ------------
Douglas J. Tullio               2000       335,292    101,400            **             320,000           51,510(2)
President, CEO and              1999       336,667     90,000            **             100,000               --
Chairman of the Board           1998*      290,001    110,000            **             436,237               --
of Directors

Robert O. Riiska(3)             2000       160,004     40,000            **              60,000           39,679(4)
Vice President Finance, CFO     1999
and Secretary                   1998*

Dennis E. Michael               2000       140,250     37,500            **              40,000               --
Vice President of Marketing     1999       122,674     22,000            **              20,000               --
                                1998*       99,532     31,500            **              30,000               --

David Pallmann(5)               2000       120,000     39,000            **             130,000               --
Chief Technology Officer        1999
                                1998*

John T. DeVito(6)               2000       120,010     15,000            **              40,000               --
President, Professional         1999       120,000     58,428            **              20,000               --
Services                        1998*

---------------

 * Historically the Company's fiscal year ended in February. In December 1998, the Company adopted a calendar fiscal year. Information for 1998 reflects the period from January 1, 1998, through December 31, 1998 and includes the transition period from February 23, 1998, to December 31, 1998

 ** Aggregate amount does not exceed 10% of the total of annual salary and bonus reported for the named executive officer.

(1) All options were granted under the 1993 Alpha Microsystems Employee Stock Option Plan and the 1998 Stock Option and Awards Plan.

(2) Represents whole life insurance premiums paid by the Company in accordance with Mr. Tullio's employment agreement.

(3) Mr. Riiska was appointed Vice President and Chief Financial Officer in November 1999 and Secretary of the Company in August 2000. Mr. Riiska's employment with the Company did not commence until late 1999, and his total compensation in 1999 was less than $100,000.

(4) Represents relocation expense payments totaling $32,767 and a tax gross-up reimbursement of $6,912.

(5)  Mr. Pallmann was appointed Chief Technology Officer in November 2000.

(6) Mr. DeVito's employment with the Company did not commence until late in 1998, and his total compensation in 1998 was less than $100,000.

STOCK OPTION GRANTS

     The following table provides information on stock options granted under the 1998 Stock Option and Awards Plan, as amended, to the executive officers named in the Summary Compensation Table.

                        OPTION/SAR IN LAST FISCAL YEAR(1)





                                               INDIVIDUAL GRANTS
                        --------------------------------------------------------------------
                                          PERCENT OF
                                            TOTAL                                                POTENTIAL REALIZABLE
                                         OPTIONS/SARS                                              VALUE AT ASSUMED
                        NUMBER OF         GRANTED TO                                             ANNUAL RATES OF STOCK
                        SECURITIES       EMPLOYEES IN                  MARKET                   PRICE APPRECIATION FOR
                        UNDERLYING        YEAR ENDED     EXERCISE     PRICE ON                        OPTION TERM
                        OPTIONS/SARS     DECEMBER 31,     OF BASE      DATE OF     EXPIRATION   -----------------------
NAME                    GRANTED (#)          1998       PRICE($/SH)     GRANT         DATE        5%($)        10%($)
----                    ------------     ------------   -----------   --------     ----------    --------    ----------
Douglas J. Tullio         100,000             8%          $7.25         $7.25       2/27/2010    $455,949    $1,155,463
Chairman, President       120,000            10%          $4.375        $4.375      7/26/2010    $330,170    $  836,715
and CEO                   100,000             8%          $1.00         $1.00      12/14/2010    $ 62,889    $  159,374

Robert O. Riiska           25,000             2%          $7.25         $7.25       2/27/2010    $113,987    $  288,866
                           35,000             3%          $1.00         $1.00      12/14/2010    $ 22,011    $   55,781

Dennis E. Michael          20,000             2%          $7.25         $7.25       2/27/2010    $ 91,190    $  231,093
                           20,000             2%          $1.00         $1.00      12/14/2010    $ 12,578    $   31,875

David Pallmann             50,000             4%          $7.25         $7.25       2/27/2010    $227,974    $  577,732
                           30,000             3%          $4.375        $4.375      7/26/2010    $ 82,542    $  209,179
                           50,000             4%          $1.00         $1.00      12/14/2010    $ 31,445    $   79,687

John T. DeVito             20,000             2%          $7.25         $7.25       2/27/2010    $ 91,190    $  231,093
                           20,000             2%          $1.00         $1.00      12/14/2010    $ 12,578    $   31,875

-------------

(1) All options were granted under the 1998 Stock Option and Award Plan, as Amended. All options granted became exercisable as follows: 25% on each anniversary date of the grant. In the event that employment of the optionee shall be terminated, otherwise than by reason of death or permanent disability or misconduct, the option and all rights terminate 90 days from the date of termination of employment.

     YEAR END VALUES OF OUTSTANDING STOCK OPTIONS

     The following table provides information with respect to the executive officers named in the Summary Compensation Table concerning unexercised stock options held as of the end of the Company's year ended December 31, 2000.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                  NUMBER OF
                                                           SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                          NUMBER OF                         UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                           SHARES                         AT DECEMBER 31, 2000(#)          AT DECEMBER 31, 2000
                         ACQUIRED ON      VALUE        -----------------------------    --------------------------
NAME                     EXERCISE(#)    REALIZED($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                     -----------    -----------    -----------     -------------    -----------   -------------
Douglas J. Tullio          15,000         $70,781        628,737          407,500            --            --

Robert O. Riiska             --              --           31,250          153,750            --            --

Dennis E. Michael            --              --           95,000           75,000            --            --

David Pallmann               --              --            7,500          165,000            --            --

John T. DeVito               --              --           60,000          120,000            --            --

     COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for acting as a member of the Board of Directors or any committee thereof. Outside directors do not receive cash compensation for acting as a member of the Board of Directors or any committee thereof; however, each outside director has agreed to accept his director fees in the form of stock options pursuant to nonemployee director provisions under the 1998 Stock Option and Awards Plan, as Amended. In addition, directors are reimbursed for their reasonable travel expenses incurred for attendance at such meetings.

     EMPLOYMENT AGREEMENTS AND GUARANTEED SEVERANCE PAYMENTS

     The Company entered into an Amended and Restated Employment Agreement effective September 1, 1998 with Mr. Tullio as a condition to the initial closing of the ING Securities Purchase Agreement dated August 7, 1998. Such employment agreement is for a term of four years and establishes an annual base salary for Mr. Tullio of $300,000, to be adjusted on each anniversary date to be an amount greater than the average salary but less than the maximum salary for chief executive officers of comparable companies. Additionally, the agreement provides that Mr. Tullio shall be considered for a bonus at the end of each fiscal year in the form of cash, stock options, stock grants or other non-cash compensation of up to 40% of his base salary based upon performance and in the sole discretion of the Board. The Company maintains a life insurance policy on Mr. Tullio in the amount of $1,000,000. Pursuant to such employment agreement, if Mr. Tullio's agreement terminates prior to the end of the term as a result of his death or disability, he or his estate shall be entitled to continuing payment of his base salary then in effect for 365 days following his termination, or through the last day of the term of the agreement if earlier. Further, if the Company terminates Mr. Tullio's employment other than for cause, he shall be entitled to receive an amount equal to his base salary for the immediately preceding fiscal year plus the average of his bonus compensation over the Company's two immediately preceding fiscal years. If Mr. Tullio's employment terminates, voluntarily or involuntarily, as a result of a "change in control" of the Company during the term of his employment, he shall be entitled to a lump sum severance payment equal to his base salary for the Company's immediately preceding eighteen months plus the average of his bonus compensation over the Company's two immediately preceding fiscal years, and to the extent not prohibited by the terms of the applicable plan and applicable law, all of his stock options shall become fully vested and be exercisable on a cashless exercise basis. The term "change in control" means any of the following: (a) merger or consolidation of the Company; (b) sale of all or substantially all of the assets of the Company; or (c) sale of more than 50% of the outstanding Common Stock of the Company by any person or persons. In the event of Mr. Tullio's termination, under certain circumstances the Company is also obligated to continue to provide medical and dental benefits for periods ranging from 12 to 18 months.

     The Company has also entered into an Employment Agreement effective September 1, 1998 with Mr. DeVito. Such employment agreement is for a term of four years and establishes an annual base salary for Mr. DeVito of $120,000, to be adjusted on each anniversary date to be an amount greater than the average salary but less than the maximum salary for vice presidents of professional service groups of comparable companies. Additionally, the agreement provides that Mr. DeVito shall be considered for a bonus at the end of each fiscal year in the form of cash, stock options, stock grants or other non-cash compensation of up to 6% of the net operating profit of the Professional Services division, which shall in no case exceed 100% of his base salary, and shall be based on the performance of the Professional Services division and determined in the sole discretion of the Board. Pursuant to such employment agreement, if Mr. DeVito's agreement terminates prior to the end of the term as a result of his death or disability, he or his estate shall be entitled to continuing payment of his base salary then in effect for 365 days following his termination, or through the last day of the term of the agreement if earlier. Further, if the Company terminates Mr. DeVito's employment other than for cause, he shall be entitled to receive an amount equal to his base salary for the immediately preceding fiscal year plus the average of his bonus compensation over the Company's two immediately preceding fiscal years. If Mr. DeVito's employment terminates, voluntarily or involuntarily, as a result of a "change in control" of the Company during the term of his employment, he shall be entitled to monthly severance payments for twelve (12) months following the effective date of such termination equal to his base salary for the Company's immediately preceding fiscal year plus the average of his bonus compensation over the Company's two immediately preceding fiscal years, and to the extent not prohibited by the terms of the applicable plan and applicable law, all of his stock options shall become fully vested and be exercisable on a cashless exercise basis. The term "change in control" means any of the following: (a) merger or consolidation of the Company; (b) sale of all or substantially all of the assets of the Company; or (c) sale of more than 50% of the outstanding Common Stock of the Company by any person or persons.

     The Company has also entered into an Employment Agreement effective November 26, 1999 with Mr. Riiska. The agreement is not for any specified term as either party may terminate the employment relationship at any time in accordance with the terms of the agreement. Such employment agreement establishes an annual base salary for Mr. Riiska of $160,004, to be adjusted from time to time in the discretion of the Board. Additionally, the agreement provides that Mr. Riiska shall be considered for a bonus at the end of each fiscal year of up to 30% of his base salary based upon performance of the Company and in the sole discretion of the Board. Pursuant to such employment agreement, under certain circumstances, if Mr. Riiska is terminated, voluntarily or involuntarily, as a result of a "change in control" of the Company during the term of his employment, he shall be entitled to monthly severance payments for twelve (12) months following the effective date of such termination equal to his base salary for the Company's immediately preceding fiscal year, and to the extent not prohibited by the terms of the applicable plan and applicable law, all of his stock options shall become fully vested. The term "change in control" means any of the following: (a) merger or consolidation of the Company in which the Company is not the surviving entity; (b) sale of all or substantially all of the assets of the Company; or (c) the purchase by any person or entity of more than fifty percent (50%) of the outstanding Common Stock of the Company. The severance payments are based upon the base salary paid to Mr. Riiska during the previous fiscal year.

     INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with its directors, officers and certain key employees which provide such individuals with contractual indemnification rights. Such indemnification agreements apply retroactively as well as prospectively to any actions taken by the indemnified parties while serving as officers, directors or key employees of the Company. Such indemnification agreements also provide that the Company shall indemnify such persons to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the indemnification agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee for the year ended December 31, 2000 was composed of Messrs. Reynolds and Giess and Ms. Rudd. Mr. Giess serves as Chairman of the Compensation Committee.

     On January 31, 2000, the Company completed the sale of assets associated with its managed services division and computer hardware manufacturing division to Alpha Microsystems, LLC (formerly known as R.E. Mahmarian Enterprises, LLC) for consideration of approximately $3.2 million, consisting primarily of liabilities that were assumed by Alpha Microsystems, LLC. The Company also received a ten percent contingent interest in gross cash and noncash proceeds that may be received by Alpha Microsystems, LLC upon the occurrence of certain liquidity events involving Alpha Microsystems, LLC. Alpha Microsystems, LLC is owned by Richard E. Mahmarian, who was a member of the Company's Board of Directors until October 2000. This transaction was approved by a special committee of the Company's Board of Directors and the Company received an opinion from its investment bankers that the consideration received in the transaction was financially fair. The assets sold included certain accounts receivable, prepaid expenses, other current and non-current assets, inventories, fixed assets, information technology service contracts and capitalized software development costs. The Company also agreed to (1) grant Alpha Microsystems, LLC the right to use the name "Alpha Microsystems" and associated logos, marks and trade dress, (2) transfer the rights to the trade names, logos and trademarks associated with divisions that were sold, and (3) enter into a five-year license agreement providing the right to internally use the Company's NQL Solutions technology. Additionally, the Company agreed to sublease a portion of its Santa Ana, California facility to Alpha Microsystems, LLC at the same rent as was paid by the Company. The Company's lease for this facility terminated January 31, 2001.

     On March 15, 2000, pursuant to an amendment to the asset purchase agreement for the above described transaction, Alpha Microsystems, LLC assumed the remaining outstanding accounts payable of the Company's managed services and computer hardware manufacturing divisions and agreed to pay the Company $500,000 in cash in exchange for the remaining accounts receivable of those two divisions. The terms of this amendment were negotiated by management of the Company and approved by the Board of Directors.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for setting the salaries of executive officers and administering the policies and programs that govern annual compensation and administers employee stock option and award programs.

     The Company operates in a highly competitive and rapidly changing high technology industry. The goal of the Compensation Committee with respect to the Chief Executive Officer (the "CEO") and other executive officers is to provide compensation sufficient to attract, motivate and retain executives of outstanding ability. Recognizing the necessity for continually adjusting to the rapidly evolving marketplace, the Compensation Committee seeks to set compensation policies that promote the Company's flexibility to respond to changes in its business environment.

     BASE SALARY. The Compensation Committee historically established the base salary of the CEO and other executive officers based primarily upon a review of readily available salary surveys of similarly sized companies in the Company's industry segment. The Compensation Committee annually evaluates the performance of and determines adjustments to base salary of the CEO and the Company's other executive officers based upon a mix of the achievement of the corporate goals, individual performance and contributions and comparisons with other similarly sized companies in the Company's industry segment. During the last year, the CEO's annual base salary was set by contract at $335,292, subject to increases by the Board of Directors.

     BONUSES. Bonuses for executive officers are established by the Compensation Committee based upon achievement of corporate objectives as well as individual performance. Target bonuses (which generally range from 10%-40% of salary) and goals and objectives are established each year for each of the executive officers. Individual goals and objectives are modified during the year to reflect changes in market conditions and opportunities.

     STOCK PLANS. The long term incentive element of the Company's management compensation program is provided through the award of stock options. Amounts awarded are discretionary with the Compensation Committee. The Company believes that providing management with a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interest of stockholders and management. When granting stock options to executive officers in the year ended December 31, 2000, the Compensation Committee considered each officer's current stock and stock option holdings.

     Section 162(m) of the Internal Revenue Code (the "Code"), as amended, limits the Company to a deduction of no more than $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes at the present time it is unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to executive officers will qualify as performance-based compensation.

     CEO COMPENSATION. The Compensation Committee in determining the CEO's compensation for the year ended December 31, 2000 considered the CEO's performance in achieving goals set by the Compensation Committee, the Company's performance, and the position of the Company on a go-forward basis. Goals which had been set by the Compensation Committee included (i) raising the capital necessary to implement the business plan; (ii) the Company's performance relative to the FY2000 Plan presented to the Board; (ii) building the infrastructure required to support the launch and growth of the Company; (iv) managing the commercial launch of NQL software; (v) finalizing the sale of assets associated with the Company's managed services division and computer hardware manufacturing division; (vi) restructuring the DCi division for growth, and (vii) enhancing stockholder value. Also considered was the Company's historical compensation practice.

     The Compensation Committee reviewed information supplied by the Economic Research Institute for companies in similar industries at revenue levels presently comparable to the Company and anticipated as a result of the Company's acquisition strategy. Based upon the CEO's performance with respect to the established objectives and the CEO's overall performance, and based upon competitive salary information, the Compensation Committee awarded Mr. Tullio a bonus of $101,400 for the year ended December 31, 2000.

     Mr. Tullio was granted stock options in the year ended December 31, 2000, representing the right to purchase a total of 320,000 shares of Common Stock. As of December 31, 2000, these grants, together with prior options granted which have not expired, result in Mr. Tullio having the right to purchase 1,036,237 shares of Common Stock (approximately 7.3% of the outstanding shares of Common Stock of the Company), consistent with prior Board recommendation and Committee decisions that the CEO should, in order to ensure appropriate incentive to maximize stockholder value, have the right to purchase approximately 5% of the outstanding shares of the Company.

     The Compensation Committee is currently composed of Messrs. Benjamin P. Giess and Clarke E. Reynolds and Ms. Tracey L. Rudd. Mr. Giess serves as Chairman of the Compensation Committee.

                                         SUBMITTED BY THE COMPENSATION COMMITTEE
                                         OF THE BOARD OF DIRECTORS

                                         Benjamin P. Giess
                                         Clarke E. Reynolds
                                         Tracey L. Rudd

     AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four (4) meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditor.

     The Audit Committee is currently composed of Messrs. Benjamin P. Giess, Rockell N. Hankin and Ms. Rudd. Mr. Hankin serves as Chairman of the Audit Committee.

                                               SUBMITTED BY THE AUDIT COMMITTEE
                                               OF THE BOARD OF DIRECTORS

                                               Benjamin P. Giess
                                               Rockell N. Hankin
                                               Tracey L. Rudd

     COMMON STOCK PERFORMANCE(1)

     The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock over the last five-year period with the performances of the Nasdaq Stock Market Index and the S&P Computers (Software & Services) Index over the same period. As a result of a restructuring of its industry group classification system in 1998, Media General Financial services no longer supports the MGFS Industry Group 071 (Computer, Subsystems and Peripherals). Accordingly, the Company has chosen to compare itself to the S&P Computers (Software and Services) Index. The returns were calculated assuming the value of the investment in the Company's stock and each index were $100 on January 1, 1996, and that all dividends were reinvested.

                COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY,
                        INDUSTRY INDEX AND BROAD MARKET

                           2/25/1996   2/23/1997   2/22/1998   12/31/1998   12/31/1999   12/31/2000
                           ---------   ---------   ---------   ----------   ----------   ----------
NQL Inc.                     $100        $283         $225        $558         $633         $ 75
S&P Computers (Software
  & Services)                $100        $144         $213        $334         $619         $292
Nasdaq US                    $100        $120         $157        $200         $372         $224

-----------------
(1) This Section, including the Stock Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all such reports required pursuant to Section 16(a) by the Company's officers, directors and greater than ten-percent (10%) beneficial owners were timely filed, with the exception of the following:

     David Pallmann, the Company's Chief Technology Officer, failed to timely file a Form 3, Initial Statement of Beneficial Ownership, which form is required under Section 16(a) of the Securities and Exchange Act during the most recent fiscal year. The Form 3 was filed January 31, 2001 and contained a description of six (6) option grants.

DEADLINE FOR SUBMITTING PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Any proposal intended to be presented by a stockholder at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal office not later than January 14, 2002, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Pursuant to the Company's Bylaws, any stockholder wishing to make nominations for director, or bring other business to any meeting of the stockholders of the Company, must give written notice to the Secretary of the Company not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting. The required content of such notice is set forth in the Company's Bylaws, a copy of which may be obtained by writing to the Secretary of the Company at the address set forth below.

EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally by telephone or telegraph. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters are properly presented at the Annual Meeting, the persons named in the proxy will exercise their discretionary authority to vote on such matters as well as other matters incident to the conduct of the Annual Meeting.

     The Company has filed its Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission. This report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which may not be included in the Annual Report to Stockholders. A COPY OF THIS REPORT AND AMENDMENT THERETO, EXCLUDING EXHIBITS, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ROBERT O. RIISKA, VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY, 4 HUTTON CENTRE DRIVE, SUITE 500, SANTA ANA, CALIFORNIA 92707. A COPY OF ANY EXHIBIT WILL BE FURNISHED TO ANY STOCKHOLDER UPON WRITTEN REQUEST AND PAYMENT TO THE COMPANY OF A COPYING CHARGE OF 25 CENTS PER PAGE. REQUESTS FOR COPIES OF EXHIBITS SHOULD ALSO BE DIRECTED TO ROBERT O. RIISKA AT THE ABOVE ADDRESS.


                                             By Order of the Board of Directors,


                                             Robert O. Riiska, Secretary


May 14, 2001

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

I. ORGANIZATION

There shall be a committee of the Board of Directors ("Board") for NQL INC., a Delaware corporation ("Corporation"), to be known as the Audit Committee ("Committee"). The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

The Committee shall be comprised of three (3) or more directors as determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

II. PURPOSE

The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. It shall be the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

The Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Corporation's independent accountants and financial management of the corporation.

     o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III. MEETINGS

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its chair should meet with the independent accountants and management annually to review the Corporation's financials in accordance with Section IV(3) below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

     DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, and at least annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants, the Annual Report on Form 10-K prior to its filing or prior to the release of earnings. The chairman of the Committee may represent the entire Committee for purposes of this review.

     INDEPENDENT ACCOUNTANTS

4. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants independence. The Committee shall be responsible for obtaining a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of financial management about internal controls and the fullness and accuracy of the Corporation's financial statements.

     FINANCIAL REPORTING PROCESSES

7. In consultation with the independent accountants and the financial management, review the integrity of the Corporation's financial reporting processes, both internal and external.

8. Consider the independent accountants judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or financial management.

     PROCESS IMPROVEMENT

10. Establish regular and separate systems of reporting to the Committee by each of financial management, and the independent accountants regarding any significant judgments made in financial management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with each of financial management, and the independent accountants, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among financial management and the independent accountants in connection with the preparation of the financial statements.

13. Review with the independent accountants and financial management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; provided such review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

     COMPLIANCE

14. Review activities, organizational structure, and qualifications of financial management of the corporation.

15. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deem necessary or appropriate.

PROXY

                                    NQL INC.

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NQL INC.
                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS


The undersigned stockholder(s) of NQL Inc. (the "Company") hereby appoints Douglas J. Tullio, Robert O. Riiska, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the annual meeting of stockholders of the Company to be held on Tuesday, June 19, 2001 at Seven Hutton Centre, Santa Ana, California 92707, at 10:00 a.m. local time and at any and all adjournments or postponements thereof (the "Annual Meeting"), to vote all shares of the capital stock of the Company held by the undersigned as if the undersigned were present and voting the shares.


Such proxies are directed to vote as specified on the reverse side or, if no specification is made, FOR election of the directors named on the reverse side and in the Company's proxy statement (a copy of which the undersigned hereby acknowledges receiving), FOR approval of the proposal to amend the Company's 1998 Stock Option and Awards Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under such plan by 700,000 shares to an aggregate of 3,900,000 shares, FOR approval of the proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for purchase under such plan by 500,000 shares to an aggregate of 850,000 shares, FOR approval of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2001, and to vote in accordance with their discretion on such other matters that may properly come before the meeting. Such authority includes the right, in the discretion of the proxies, and each of them, to cumulate votes for the election of directors and thereby to distribute, in such proportion as the proxies see fit, the votes represented by the proxy among the two nominees named on the reverse side or any substitute person or persons nominated by the Board of Directors for election to the Board. To vote in accordance with the Board of Directors' recommendations, merely sign on the reverse side; no boxes need to be checked.

          CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                             YOUR VOTE IS IMPORTANT!

       Promptly return your completed proxy card in the enclosed envelope.

                                                            Please mark
                                                           your votes as  [X]
                                                            indicated in
                                                           this example.

                                                                     FOR ALL                       WITHHOLD
                                                                     nominees                      authority
                                                               (with exceptions noted)         for all nominees
No. 1:  Election of 01-Clarke E. Reynolds and 02-Sam Yau to             [ ]                             [ ]
        serve until their successors are elected.



(To withhold authority to vote for any nominee, write the name(s) of that nominee(s) on the space provided below)



-------------------------------------------------------------------------------



                                                        FOR   AGAINST  ABSTAIN
No. 2:      Approval of the proposed amendment to       [ ]     [ ]       [ ]
            the Company's 1998 Stock Option and
            Awards Plan, as amended, to increase
            the number of shares of Common Stock
            authorized for issuance under such
            plan by 700,000 shares to an aggregate
            of 3,900,000 shares.

                                                        FOR   AGAINST  ABSTAIN

No. 3:      Approval of the proposed amendment to       [ ]     [ ]       [ ]
            the Company's Employee Stock Purchase
            Plan to increase the number of shares
            of Common Stock authorized for
            purchase under such plan by 500,000
            shares to an aggregate of 850,000
            shares.

                                                        FOR   AGAINST  ABSTAIN

No. 4:      Approval of the appointment by the          [ ]     [ ]       [ ]
            Board of Directors of Ernst & Young as
            independent auditors of the Company
            and its subsidiaries for the year
            ending December 31, 2001.


                            "By checking the box to the right, I        [ ]
                            consent to future access of the Annual
                   ------   Report, Proxy Statements prospectuses
                        |   and other communications
                        |   electronically via the Internet. I
                        |   understand that the Company may no
                            longer distribute printed materials to
                            me from any future shareholder meeting
                            until such consent is revoked, I
                            understand that I may revoke my
                            consent at any time by contacting the
                            Company's transfer agent, Mellon
                            Investor Services, Ridgefield Park, NJ
                            and that costs normally associated
                            with electronic access, such as usage
                            and telephone charges, will be my
                            responsibility."


Signature _____________________  Signature _____________________  Date:_________

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



 VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                               THANK YOU FOR VOTING.